July 2, 2013
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:           Rockford Minerals, Inc.

File Ref. No.  001-34911

We have read the statements of Rockford Minerals, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated July 2, 2013 and agree with such statements as they pertain to our firm.

Regards,

/s/ Liggett, Vogt & Webb, P.A.
LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants